Exhibit 10.24
FIRST BANCORP
STOCK OPTION AGREEMENT
FOR
OFFICERS AND OTHER EMPLOYEES
     OPTION AGREEMENT (this “Agreement”) made as of the _____ day of __________, ______ between FIRST BANCORP (the Corporation or “First BanCorp”), and ___, an employee of the Corporation (the “Optionee”), pursuant to the Stock Option Plan, as amended by the Board of Directors of First BanCorp through the date hereof (the “Plan”).
WITNESSETH
     In accordance with the Plan, and to encourage ownership of the Corporation’s Common Stock (the “Stock”) by officers and other employees to provide an additional incentive for the Optionee to remain in the employee of the Corporation, the Corporation has agreed to afford the Optionee an opportunity to purchase shares of Stock as hereinafter provided.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:
     1. GRANT OF OPTION
     The Corporation hereby irrevocably grants to the Optionee, effective the date the “Date of Grant”, __________ ___, ______ the right and option (the “Option”) to purchase all or any part of an aggregate of 10,000 shares of Stock (such number being subject to adjustment as provided in paragraph 4 hereof) on the terms and conditions herein set forth, and subject to the terms and conditions of the Plan which is incorporated herein by reference and made a part hereof for all purposes. A copy of the Plan has been provided to the Optionee and the Optionee hereby acknowledges the receipt thereof.
     2. TERMS OF THE OPTION
     (a) Term of Option The term of the Option shall be for a period of (10) years from the Date of Grant, subject to earlier termination as provided in paragraph (5) hereof.

     (b) Minimum Exercise The minimum number of shares with respect to which the Option may be exercised at any time shall be 100 shares, unless the number purchased is the total number available for purchase under the Option at the time of exercise.
     (c) Time of Exercise The Option shall be exercisable with respect to all of the covered shares immediately upon execution of this Agreement. Provided, however, that pursuant to the provisions of Section 1046 of the Puerto Rico Internal Revenue Code of 1994, no options may become exercisable for the first time, in any calendar year, for an amount where the aggregate market value as of date of grant of the shares under the option exceed $100,000. Any shares under the Option, which result to be in excess of the stated maximum of $100,000, will not become exercisable until after the first anniversary of this Agreement or subsequent anniversaries as may be required to comply with this limitation. To the extent not exercised, any portion of the Option will accumulate and may be exercised in whole or in part, at any time thereafter, but not later than the date the Option expires.
     (d) Purchase Price The purchase price of the covered shares shall be $______ per share.
     (e) Pre-Exercise Rights of Optionee The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to the Option unless and until the Option shall have been exercised, in whole or in part, pursuant to the terms hereof; the Corporation shall have issued and delivered the shares to the Optionee; and the Optionee’s name shall have been entered as a stockholder of record on the books of the Corporation. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
     (f) Option Non-transferable Except as provided in paragraph 5 hereof:
     (i) The Option shall not be transferable, except by will or the laws of descent and distribution, and shall be exercisable during the Optionee’s lifetime only by the Optionee; and
     (ii) No assignment or transfer of the Option, or of the rights represented hereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right in the Option whatsoever, but immediately upon any attempt to assign or transfer the Option, the same shall terminate and be of no force or effect.

     (g) Compliance with Securities Laws The Option shall be subject to any provision necessary to assure compliance with the securities laws of the United States, the Commonwealth of Puerto Rico.
     (h) Change of Control For purposes of this Agreement, a “change in control” shall be deemed to have taken place if: (i) an acquirer is deemed to have acquired control of the Corporation under the provisions of Section 225.41 et seq of the regulations of the Bank Holding Company Act (12CFR 225.41et seq); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transaction shall cease constitute a majority of the Board of Directors of the Corporation or any successor institution.
     3. METHOD OF EXERCISING OPTION
     (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice (the “Notice”) to the Compensation and Benefits Committee (the “Compensation Committee”). Such Notice shall state the election to exercise the Option, the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment for such shares as described in subparagraph (b) below, in which event the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after Notice and payment are received. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to, or upon the written order of, the person or persons exercising this Option. In the event the Option shall be exercised, pursuant to subparagraph 5(a) hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.
     (b) Payment for the shares of Stock purchased pursuant to the exercise of the Option shall be, at the election of the Optionee, either in (i) cash in an amount equal to the purchase price per share multiplied by the number of shares specified in the Notice (the “Total

Option Price”), or (ii) shares of Stock of the Corporation at the then fair market value, determined as provided in section 5 of the Plan, equal to or less than the Total Option Price, plus cash in an amount equal to the amount, if any, by which the Total Option Price exceeds the then fair market value of the shares of stock.
     4. ADJUSTMENT UPON CHANGES IN CAPITALIZATION
     (a) If the shares of the Corporation’s Stock as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number, kinds and per share exercise price of shares subject to the unexercised portion of the Option, if any, granted prior to any such change. Any such adjustment, however, shall be made without a change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share of Stock covered by the Option.
     (b) Upon dissolution of liquidation of the Corporation, or upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or upon the sale of substantially all of the property of the Corporation to another corporation, the Option shall terminate unless provision is made in connection with such transaction for the assumption of the Option, or the substitution for the Option of a new option of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise price. In the event of such termination, the Option shall be exercisable in full for at least 30 days prior to the termination date, whether or not otherwise exercisable during such period.
     (c) Adjustments under this provision shall be made by the Compensation Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive. The Compensation Committee shall have the discretion and power in any such event to determine and to make effective a provision for the acceleration of the time during which the Option may be exercised, notwithstanding the provisions hereof setting forth the date or dates on which all or any part of the Option may be exercised. No fractional shares of Stock shall be issued hereunder on account of any adjustment specified above.

     5. TERMINATION OF SERVICE
     (a) In the event of the death of an Optionee while an employee of the Corporation, the Option, whether or not exercisable at the time of the death of the Optionee, may be exercised, as provided in paragraph 3 hereof, by the estate of the Optionee, or by a person who acquired the right to exercise the Option by bequest or inheritance from such Optionee, within one year after the date of such death but not later than the date on which the Option would otherwise expire.
     (b) If the employment of an Optionee is terminated by reason of disability, as determined by the Compensation Committee, the Option may be exercised, whether or not exercisable at the time of such termination of employment, within one year after such termination but not later than the date on which the Option would otherwise expire.
     (c) If the employment of the Optionee is terminated for any reason other than such death or disability, the Option shall, to the extent not exercised, be canceled upon such termination and shall not thereafter be exercisable provided, however, that if such employment is terminated by retirement in accordance with the Corporation’s normal retirement policies, as determined by the Compensation Committee, or is voluntarily or involuntarily terminated within one year after a change in control of the Corporation, as defined in subparagraph 2(h) hereof, the Optionee shall be permitted to exercise the Option, whether or not exercisable at the time of such termination, within three months after the date of such termination but not later than the date on which the Option would otherwise expire.
     6. GENERAL
     The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements herein, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection herewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation shall be applicable thereto.
     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed, and the corporate seal affixed, by its officers thereunto duly authorized, and the Optionee has hereunto set his hand, all on the ___of ___.

Corporate Seal

Attest:		FIRST BANCORP

By:	By:

By:

OPTIONEE

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